Exhibit 99.1

eMagin Corporation Reports Preliminary Second Quarter 2022 Results

Company Anticipates Increased Second-quarter Product Revenues in the Range of $7.0 million to $7.2 million

HOPEWELL JUNCTION, N.Y. – July 21, 2022– eMagin Corporation, or the “Company”, (NYSE American: EMAN), a leader in the development, design, and manufacture of high-resolution micro OLED displays for virtual and augmented reality solutions, today announced its preliminary revenues for the second quarter of 2022 and sales backlog as of June 30, 2022.

The Company currently estimates revenues in the second quarter of 2022 will be between $7.0 million to $7.2 million, which would represent an 11% to 14% increase from revenues of $6.3 million for the second quarter of 2021. The estimated improvement in year-over-year revenues reflects strength in military demand as well as increased revenue contributions from medical customers, partially offset by decreases in contract revenue related to the timing of development activities. As of June 30, 2022, the Company’s backlog of open orders was $14.3 million, including $12.8 million of orders that were shippable within 12 months.

"As we expected, our display sales increased during the second quarter of 2022, reflecting strong military shipments and increased veterinary and surgical revenues," said Andrew Sculley, President and Chief Executive Officer. "Our total backlog of $14.3 million reflects continued strength in military markets and compares favorably to prior year’s backlog of $10.3 million.  We look forward to sharing additional details of our second quarter results on our quarterly conference call in August."

About eMagin Corporation
eMagin is the leader in OLED microdisplay technology, enabling the visualization of digital information and imagery for world-class customers in the military, consumer, medical and industrial markets. The Company invents, engineers, and manufactures display technologies of the future and is the only manufacturer of OLED displays in the United States. eMagin's Direct Patterning Technology (dPd™) will transform the way the world consumes information. Since 2001, eMagin's microdisplays have been used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. For more information, please visit www.emagin.com.

Forward-Looking Statements and Statement on Preliminary Results

The foregoing information reflects management’s estimate with respect to total revenues and other financial metrics including backlog, cash and borrowing availability, based on currently available information, which is preliminary and unaudited, is not a comprehensive statement of the eMagin’s financial results and is subject to completion of the Company’s financial closing procedures. The final results that will be issued upon completion of the Company’s closing procedures may vary from these preliminary estimates.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding eMagin Corporation’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any Form 10-Q filed by eMagin, and in other documents we file with the SEC from time to time.

Source: eMagin Corporation

eMagin Corporation
Mark A. Koch
Chief Financial Officer
845-838-7951
mkoch@emagin.com

Sharon Merrill Associates, Inc.

Nicholas Manganaro

Vice President

617-542-5300
eman@investorrelations.com